EXHIBIT 10.45

         TRANCHE C INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of June 25,2002, among the Tranche C Lenders (as hereinafter defined), CPI Aerostructures Inc., a New York corporation ("CPI"), Kolar, Inc., a Delaware corporation ("Kolar, Inc." and collectively with CPI, the "Borrowers"), and JPMorgan Chase Bank, as administrative agent (together with its successors and assigns in such capacity, the "Administrative Agent") for the Senior Lenders (as hereinafter defined).

                                    RECITALS

         A. The Borrowers and JPMorgan Chase Bank (formerly Chase Manhattan
Bank) Mellon Bank, N.A., as Lenders and JPMorgan Chase Bank as Administrative Agent heretofore entered into a Credit Agreement (the "Original Credit Agreement") dated as of October 9, 1997, pursuant to which the Lenders (as defined below) made certain term loans to Kolar, Inc., designated therein as "Tranche A Term Loans" and "Tranche B Term Loans," and such Loans were guaranteed by CPI.

         B. The Lenders, as permitted under the Original Credit Agreement, thereafter made certain line-of credit loans ("Line of Credit Loans") to the Borrowers as co-Borrowers.

         C. The Tranche A, Tranche B and Line-of-Credit Loans, and CPI's obligations as guarantor were secured by substantially all of the personal property owned by the Borrowers pursuant to a Guaranty and Collateral Agreement dated October 9, 1997 (the "Guaranty Agreement").

         D. Mellon Bank, N.A. has assigned its rights under the Original Loan Agreement to GE Capital CFE, Inc.

         E. As of the date hereof JPMorgan Chase Bank holds additional indebtedness of Kolar, Inc. in the principal amount of $704,484.41 ("Deficiency Debt");

         F. The Original Credit Agreement has been amended and restated as of the date hereof (the "Restated Credit Agreement"), and pursuant thereto, among other matters,

         (1) the Tranche A Loans and outstanding Line-of-Credit Loans have been converted into a single Tranche A Loan having a maturity date of June 30, 2003, as to which CPI has become a direct co-Borrower with Kolar, Inc.;

         (2) the Deficiency Debt has been converted into a term loan having a maturity date of June 30, 2003 designated as the "Tranche C Term Loan" and the Guaranty Agreement has been amended such that the Tranche C Term Loan is an additional Obligation (as defined thereunder) and

         (3) the Tranche C Term Loan has been further secured by the "Tranche C Mortgage," which relates to certain real estate owned by Kolar, Inc. and which is subordinated to a mortgage held by the Administrative Agent for the benefit of the holders of the Tranche A, Tranche B and Line-of-Credit Loans on the same real estate.

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         G. It is a condition of execution of the Restated Credit Agreement that the Tranche C Term Loan be subordinate and junior in right of payment to the Tranche A and Tranche B Loans.

         NOW, THEREFORE, the hereto hereby agree as follows:

         (1)      Definitions.

         (a) Unless otherwise defined herein, terms defined in the Restated Credit Agreement and used herein shall have the meanings given to them in the Restated Credit Agreement.

         (b) The following terms shall have the following meanings:

                  "Additional Senior Debt": any indebtedness or other liability incurred by the Borrowers other than pursuant to the Restated Credit Agreement and expressly designated as "Additional Senior Debt" for the purposes of this Agreement in a written notice to the Tranche C Lender signed by the Borrowers and by the Administrative Agent.

                  "Agreement": this Tranche C Intercreditor and Subordination Agreement as the same may be amended, supplemented or otherwise modified from time to time.

                  "Blockage Notice": a written notice from the Administrative Agent to the Borrowers that a Non-Payment Event of Default has occurred and is continuing.

                  "Blockage Period": any period commencing on the date a Blockage Notice is given and ending on the earlier of (a) the date when the Non-Payment Event of Default that was the basis for such notice has been cured or waived and (b) the later of (i) the fifth anniversary of the date hereof and (ii) the second anniversary of the date of commencement of the relevant Blockage Period.

                  "Collateral": the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations or the Subordinated Tranche C Obligations.

                  "Event of Default": any "Event of Default" under and as defined in the Restated Credit Agreement and any other event the occurrence of which permits (with the giving of notice if required) or results in the acceleration of any of the Senior Obligations.

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                  "Insolvency Event": (a) Either of the Borrowers commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either of the Borrowers making an assignment for the benefit of its creditors; or (b) there being commenced against either of the Borrowers any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against either of Borrowers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (d) either of the Borrowers taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) either of the Borrowers generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

                  "Mortgaged Properties": the real properties described as "Real Estate" in the Tranche C Mortgage and the rights appurtenant thereto as set forth in the Tranche C Mortgage.

                  "Non-Payment Event of Default": any Event of Default other than a Payment Event of Default.

                  "Payment Event of Default": any default in the payment of any of the Senior Obligations (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, including, without limitation, any creditor, trustee, debtor-in-possession, assignee for the benefit of creditors, receiver or any fiduciary whatsoever.

                  "Restated Credit Agreement": the Amended and Restated Credit Agreement, dated contemporaneously herewith, among the Borrowers, the Administrative Agent and the Lenders parties thereto from time to time, as such Credit Agreement may be amended, supplemented or otherwise modified from time to time, together with any one or more successive increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Administrative Agent and Lenders under such Credit Agreement or a successor Administrative Agent or other Lenders).

                  "Senior Lenders": the holders from time to time of Senior Obligations.

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                  "Senior Loan Documents": the collective reference to the
         Original Credit Agreement, the Restated Credit Agreement, the Senior Security Documents, any documents governing any Additional Senior Debt and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof,

                  "Senior Loans": the Tranche A and Tranche B Loans made to the Borrowers in connection with either the Original Credit Agreement, the Restated Credit Agreement (including Obligations of CPI incurred in respect of the Tranche A and Tranche B Loans as a guarantor under the Restated Credit Agreement) and the Additional Senior Debt, if any.

                  "Senior Obligations": the collective reference to (a) the unpaid principal of and interest on the Senior Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Senior Lenders pursuant to the Restated Credit Agreement other than the Subordinated Tranche C Obligations (including, without limitation, interest accruing after the maturity of the relevant Senior Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Restated Credit Agreement, this Agreement, the other Senior Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Senior Lenders that are required to be paid by the Borrowers pursuant to the terms of the Restated Credit Agreement, this Agreement or any other Senior Loan Document); and (b) all complete or partial refinancings of the obligations set forth in (a) above, and (c) any amendments, renewals or extensions of any of the foregoing..

                  "Senior Security Documents": the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations, including, without limitation, the "Security Documents" referred to in the Restated Credit Agreement.

                  "Subordinated Loan Documents": the collective reference to the Subordinated Tranche C Security Documents and any other documents or instruments that from time to time evidence the Subordinated Tranche C Obligations or secure or support payment or performance thereof.

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                  "Subordinated Tranche C Obligations": the collective reference to the unpaid principal of and interest on the Tranche C Term Loan (including, without limitation, interest accruing on the Tranche C Term Loan and interest accruing at the then applicable rate provided with respect to the Tranche C Term Loan after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), which may arise under, out of, or in connection with, the Tranche C
         Term Loan, this Agreement, the Tranche C Mortgage, or any other Subordinated Loan Document in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Tranche C Lenders that are required to be paid by the Borrowers pursuant to the terms of the Tranche C Term Loan, this Agreement or any other Subordinated Loan Document).

                  "Subordinated Tranche C Security Documents": the collective reference to (a) the Tranche C Mortgage, as the same may be amended, supplemented or otherwise modified from time to time, and (b) any other documents executed by the Borrowers with the prior written consent of the Administrative Agent (at the direction of the Required Lenders) from time to time secure payment or performance of the Subordinated Tranche C Obligations.

                  "Tranche C Lenders": JPMorgan Chase Bank, (but only in respect of such Tranche C Term Loan and not in respect of any other obligations of the Borrowers under the Restated Credit Agreement or otherwise) and any other holder from time to time of the Tranche C Term Loan.

                  " Tranche C Term Loan" The Tranche C Term Loan described in the Restated Credit Agreement as the same may be increased by accrued and unpaid interest thereon, and as the terms thereof may be amended, supplemented or otherwise modified from time to time.

                  " Tranche C Mortgage" A mortgage on the Mortgaged Properties granted by Kolar, Inc. in favor of the Tranche C Lenders, in the form annexed to the Restated Credit Agreement.

                  "Tranche C Note": the Tranche C Term Note delivered to the Tranche C Lender in the form annexed to the Restated Credit Agreement.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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2.       Subordination.

         (a) Each Borrower and each Tranche C Lender agrees, for itself and each future holder of the Subordinated Tranche C Obligations, that the Subordinated Tranche C Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in Section 2(b)) to all Senior Obligations.

         (b) "Subordinate and junior in right of payment" means that:

                  (i) no part of the Subordinated Tranche C Obligations shall have any claim to the assets of the Borrowers on a parity with or prior to the claim of the Senior Obligations; and

                  (ii) unless and until the Senior Obligations have been paid in full, without the express prior written consent of each Senior Lender, (A) no Tranche C Lender will take, demand or receive from either Borrower, and neither Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Tranche C Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Tranche C Obligations; provided, however, that at any time, except during a Blockage Period or when a Payment Event of Default has occurred and is continuing, the Borrower may make, and the Tranche C Lenders may receive, scheduled payments on account of principal of and interest on the Tranche C Term Loan in accordance with the Restated Credit Agreement, and (B) no Tranche C Lender will accelerate for any reason the scheduled maturities of any amount owing under the Tranche C Term Loan; provided, however, that upon the occurrence of an Insolvency Event the Tranche C Lenders may, or the Administrative Agent upon the written demand of any Tranche C Lender shall, accelerate the scheduled maturity of the Tranche C Term Loan.

         (c) Upon the termination of any Blockage Period or if any Payment Event of Default has been cured or waived, the Tranche C Lenders' right to receive payments as provided in Section 2(b)(2)(A) shall be reinstated, and the Borrower may resume making such payments to the Tranche C Lenders.

         (d) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full of all of the Senior Obligations, in immediately available funds or other consideration accepted by the holder of Senior Obligations.

3.       Additional Provisions Concerning Subordination.

         The Tranche C Lenders and the Borrowers agree that upon the occurrence of any Insolvency Event:

                  (i) all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Tranche C Obligations; and

                  (ii) any payment or distribution of assets of the Borrowers, whether in cash, property or securities, to which any Tranche C Lender would be entitled except for the provisions hereof, shall be paid or delivered by the Borrowers, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Administrative Agent, for the account of the Senior Lenders, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Tranche C Lender.

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         (b) Upon the occurrence of any event or proceeding described in the definition of "Insolvency Event" commenced by or against either Borrower:

                  (i) each Tranche C Lender irrevocably authorizes and empowers the Administrative Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Tranche C Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as the Administrative Agent, or in the name of the Tranche C Lenders or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Administrative Agent to take any such action;

                  (ii) each Tranche C Lender shall take such action, duly and promptly, as the Administrative Agent may request from time to time (A) to collect the Subordinated Tranche C Obligations for the account of the Senior Lenders and (B) to file appropriate proofs of claim in respect of the Subordinated Tranche C Obligations; and

                  (iii) each Tranche C Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Administrative Agent may request to enable the Administrative Agent to enforce any and all claims in respect of the Subordinated Tranche C Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Tranche C Obligations.

         (c) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Tranche C Lender in respect of the Subordinated Tranche C Obligations, except payments permitted to be made at the time of payment as expressly provided in Sections 2(b) and 2(c), such Tranche C Lender forthwith shall deliver the same to the Administrative Agent for the account of the Senior Lenders, in the form received, duly indorsed to the Administrative Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Tranche C Lender as the property of the Administrative Agent, for the account of the Senior Lenders, segregated from other funds and property held by such Tranche C Lender.

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4.       Rights in Collateral.

         (a) Notwithstanding anything to the contrary contained in the Restated Credit Agreement, any Senior Security Document, any other Senior Loan Document or any Subordinated Security Document or other Subordinated Loan Document and irrespective of:

                  (i) the time, order or method of attachment or perfection of the security interests created by any Senior Security Document or any Subordinated Security Document,

                  (ii) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect security interests in any Collateral,

                  (iii) anything contained in any filing or agreement to which the Administrative Agent, any Senior Lender or any Tranche C Lender now or hereafter may be a party, and

                  (iv) the rules for determining priority under the Uniform Commercial Code, applicable real estate law or any other law governing the relative priorities of secured creditors,

         any security interest in any Collateral pursuant to any Senior Security Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Security Document.

         (b) So long as the Senior Obligations have not been paid in full and any Senior Security Document remains in effect:

                  (i) no Tranche C Lender will (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or (C) contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Senior Lender or any other exercise by the Administrative Agent or any Senior Lender of any rights and remedies under any Senior Loan Documents; and

                  (ii) the Administrative Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral.

         (c) In exercising rights and remedies with respect to the Collateral, the Administrative Agent shall enforce the provisions of the Senior Security Documents and the Subordinated Security Documents concurrently and exercise remedies thereunder and under any other Senior Loan Documents and Tranche C Term Loan Documents concurrently. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or real estate law of any applicable jurisdiction; provided, however, that the Administrative Agent shall apply any funds obtained as a result of the exercise of such rights as provided in subsection (d) below. When all Senior Obligations have been paid in full, the Tranche C Lenders, to the extent that the Tranche C Term Loan has not been paid in full, shall have the right to enforce the provisions of the Subordinated Security Documents and exercise remedies thereunder

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         (d) Any money, property or securities realized upon the sale, disposition or other realization by the Administrative Agent upon all or any part of the Collateral shall be applied by the Administrative Agent in the following order:

                  (i) First, to the payment in full of all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Administrative Agent or the Senior Lenders in connection with the such realization on the Collateral or the protection of their rights and interests therein;

                  (ii) Second, to the payment of accrued and unpaid interest, first in respect of the Tranche B Loan and then in respect of the Tranche A Loan;

                  (iii) Third to the payment in full of all Senior Obligations other than accrued and unpaid interest, first in respect of the Tranche B Loan and then in respect of the Tranche A Loan;

                  (iv) Fourth, to the payment in full of all Subordinated Tranche C Obligations then due and which are secured by such Collateral; and

                  (v) Fifth, to pay to CPI or Kolar, Inc; as the case may be, or their respective representatives or as a court of competent jurisdiction may direct, any surplus then remaining.

         (e) The Administrative Agent's and the Senior Lenders' rights with respect to the Collateral include the right to release any or all of the Collateral from the lien of any Senior Security Document or Subordinated Security Document in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Subordinated Tranche C Obligations. If the Administrative Agent shall determine, in connection with any sale of Collateral, that the release of the lien of any Subordinated Security Document on such Collateral in connection with such sale is necessary or advisable, the Tranche C Lenders shall execute such release documents and instruments and shall take such further actions as the Administrative Agent shall request. Each Tranche C Lender hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Tranche C Lender and in the name of such Tranche C Lender or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Section, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. Each Tranche C Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section. The Tranche C Lenders agree that any restrictions in the Subordinated Loan Documents that would limit the ability of the Administrative Agent or the Senior Lenders to consummate any transaction referred to in this paragraph shall have no force or effect, provided that any sale of all or substantially all of the assets of the Borrower at any time when no Event of Default (other than any Event of Default resulting solely from such sale) shall have occurred and be continuing (it being understood that for the purposes of this proviso an outstanding Event of Default shall not be deemed to have ceased to continue if it has been waived in contemplation of any such sale) shall require the prior written consent of the Tranche C Lenders.

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5.       Subrogation. Subject to the payment in full of all Senior Obligations, the Tranche C Lenders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Borrowers, as the case may be, applicable to the Senior Obligations until all amounts owing in respect of the Subordinated Tranche C Obligations have been paid in full, and for the purpose of such subrogation no such payments or distributions to the Senior Lenders by or on behalf of either of the Borrowers, or by or on behalf of the Tranche C Lenders by virtue of this Agreement which otherwise would have been made to the Tranche C Lenders shall, as between the Borrowers, on the one hand, and the Tranche C Lenders, on the other hand, be deemed to be payment by the Borrowers to or on account of such Senior Obligations.

6.       Consent of Tranche C Lenders.

         (a) Each Tranche C Lender consents that, without the necessity of any reservation of rights against any Tranche C Lender, and without notice to or further assent by any Tranche C Lender:

                  (i) any demand for payment of any Senior Obligations made by the Administrative Agent or any Senior Lender may be rescinded in whole or in part by the Administrative Agent or any such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of either of the Borrowers or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of either of the Borrowers or any other party under the Senior Loan Documents or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Senior Lender; and

                  (ii) the Restated Credit Agreement and any other Senior Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or any Senior Lender may deem advisable from time to time, and any collateral security at any time held by the Administrative Agent or any Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by any Tranche C Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

         (b) Each Tranche C Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement, the Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrowers and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. Each Tranche C Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination provided for herein in entering into the Restated Credit Agreement and the other Senior Loan Documents or in entering into any Interest Rate Agreement. Each Tranche C Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

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7.       Negative Covenants of the Tranche C Lenders. So long as any of the
Senior Obligations shall remain outstanding, no Tranche C Lender shall, without the prior written consent of the Administrative Agent (at the direction of the Required Lenders):

         (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Tranche C Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Tranche C Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges to the Administrative Agent, by a writing in form and substance satisfactory to the Administrative Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof;

         (b) permit any of the Subordinated Loan Documents to be amended, modified or otherwise supplemented; or

         (c) commence, or join with any creditors other than the Senior Lenders in commencing any proceeding referred to in the definition of "Insolvency Event."

8. Senior Obligations Unconditional. All rights and interests of the Administrative Agent and the Senior Lenders hereunder, and all agreements and obligations of the Tranche C Lenders and the Borrowers hereunder, shall remain in full force and effect irrespective of

         (a) any lack of validity or enforceability of any Senior Security Documents or any other Senior Loan Documents;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Restated Credit Agreement or any other Senior Security Document;

         (c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

         (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, either of the Borrowers in respect of the Senior Obligations, or of either any Tranche C Lender or either of the Borrowers in respect of this Agreement.

9. Waiver of Claims. To the maximum extent permitted by law, each Tranche C Lender waives any claim it might have against the Administrative Agent or the Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent, the Senior Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Loan Documents or any transaction relating to the Collateral. Neither the Administrative Agent any Senior Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of either of the Borrowers or any Tranche C Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

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10.      Provisions Applicable After Bankruptcy; No Turnover.

         (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event referred to in the definition of "Insolvency Event".

         (b) To the extent that any Tranche C Lender has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Collateral, such Tranche C Lender hereby agrees not to assert such rights without the prior written consent of the Administrative Agent, (at the direction of the Required Lenders); provided that, if requested by the Administrative Agent and the Required Lenders, such Tranche C Lender shall seek to exercise such rights in the manner so requested, including the rights in payments in respect of such rights.

11. Further Assurances. The Tranche C Lenders, at the joint and several expense of the Borrowers, and the Borrowers, at their own expense, and in each case at any time from time to time, upon the written request of the Administrative Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12.      Expenses.

         (a) The Borrowers, jointly and severally, agree to pay or reimburse the Administrative Agent and each Senior Lender, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Administrative Agent and the Senior Lenders.

         (b) The Borrowers, jointly and severally, agree to pay, indemnify, and hold each Senior Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken without gross negligence by any Senior Lender or the Administrative Agent with respect to any of the foregoing.

13. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Administrative Agent and the Senior Lenders on the one hand and the Tranche C Lenders on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

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14.      Legend.

         (a) Each Tranche C Lender and the Borrowers will cause the Tranche C Term Loan Document to bear upon its face the following legend:

                  ALL INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE TRANCHE C INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG CPI AEROSTRUCTURES INC., KOLAR, INC., JPMORGAN CHASE BANK AS ADMINISTRATIVE AGENT FOR THE LENDERS PARTIES TO THE CREDIT AGREEMENT REFERRED TO IN THE TRANCHE C SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN DOCUMENTS REFERRED TO IN THE TRANCHE C SUBORDINATION AGREEMENT.

         (b) Each Tranche C Lender, and each Borrower will cause each Subordinated Security Document to include the following legend:

                  THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE TRANCHE C INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG CPI AEROSTRUCTURES INC., KOLAR, INC., JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT FOR THE LENDERS PARTIES TO THE RESTATED CREDIT AGREEMENT REFERRED TO IN THE TRANCHE C SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN DOCUMENTS REFERRED TO IN THE TRANCHE C SUBORDINATION AGREEMENT, INCLUDING THE OBLIGATIONS ARISING UNDER THE TRANCHE C NOTE.

15. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

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16.      Authority of Agent. The Borrowers and the Tranche C Lenders acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Senior Lenders, be governed by the Restated Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them but, as between the Administrative Agent on the one hand, and the Borrowers and the Tranche C Lenders, on the other hand, the Administrative Agent shall be conclusively presumed to be acting as agent for the Senior Lenders with full and valid authority so to act or refrain from acting, and neither the Borrowers nor any Tranche C Lender shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

17. Notices. All notices, requests and demands to or upon the Administrative Agent, either of the Borrowers or any Tranche C Lender to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, five (5) days after deposit in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed or (4) if by reputable courier service guaranteeing next business day delivery, when received, addressed as follows:

CPI:                                    CPI Aerostructures, Inc.
                                        200A Executive Drive
                                        Edgewood, NY 11717
                                        Attn: Edward J. Fred, President
                                        Telecopier No.: (516) 586-5840

with a copy to:                         Graubard Miller
                                        600 Third Avenue
                                        New York, NY 10016
                                        Attn:  David Alan Miller, Esq.
                                        Telecopier No.:  (212) 818-8881

The Administrative Agent:               JP Morgan Chase Bank
                                        395 North Service Road
                                        Suite 302
                                        Melville, New York 11747
                                        Attn:  Relationship Manager - CPI
                                        Aerostructures, Inc.

If to the Tranche C Lender:             JPMorgan Chase Bank
                                        Real Estate Finance Unit
                                        270 Park Avenue - 43rd Floor
                                        New York, New York 10017

With a copy to:                         JPMorgan Chase Bank
                                        Bank Legal Department
                                        270 Park Avenue - 39th Floor
                                        New York, New York 10017

The Administrative Agent, the Borrowers and any Tranche C Lender may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

18. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Administrative Agent.

19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Integration. This Agreement represents the agreement of the Administrative Agent, the Senior Lenders and the Tranche C Lenders with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Senior Lender or any Tranche C Lender relative to the subject matter hereof not reflected herein.

21.      Amendments in Writing; No Waiver; Cumulative Remedies.

         (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, the Borrowers and each Tranche C Lender; provided that any provision of this Agreement may be waived by the Administrative Agent (at the direction of the Required Lenders) in a letter or agreement executed by the Administrative Agent. Any such waiver, amendment, supplement or modification shall apply equally to each Senior Lender and each Tranche C Lender and shall be binding upon all present and future Senior Lenders and all present and future Tranche C Lenders.

         (b) No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23.      Successors and Assigns.

         (a) This Agreement shall be binding upon the successors and assigns of the Borrowers and the Tranche C Lenders and shall inure to the benefit of the Administrative Agent, the Senior Lenders and, to the extent applicable, the Tranche C Lenders, and their respective successors and assigns.

         (b) Upon a successor Administrative Agent becoming the Administrative Agent under the Restated Credit Agreement, such successor Administrative Agent automatically shall become the Administrative Agent hereunder with all the rights and powers of the Administrative Agent hereunder without the need for any further action on the part of any party hereto.

24. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Tranche C Intercreditor and Subordination Agreement to be duly executed and delivered as of the day and year first above written.

----------------------------------- --------------------------------------------
JPMorgan Chase Bank                 CPI AEROSTRUCTURES, INC.

As Tranche C Lender                 /s/ Edward J. Fred
                                    ------------------

By /s/                              By: Edward J. Fred, President
----------------------------------- --------------------------------------------
JPMorgan Chase Bank                 KOLAR, INC.

as Administrative Agent             /s/ Edward J. Fred
                                    ------------------

By /s/                              By: Edward J. Fred,
                                    Executive Vice President
----------------------------------- --------------------------------------------